Exhibit 99.2

Q2 2014 Supplemental
Table of Contents

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Operating Results (Dollars in thousands, except share and per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues:
Rental and other property	$256,614	$148,781	$415,631	$293,839
Management and other fees	2,836	2,034	4,495	4,041
	259,450	150,815	420,126	297,880

Expenses:
Property operating	83,220	48,296	135,192	94,623
Depreciation	97,510	47,673	147,822	94,459
General and administrative	9,558	6,589	17,142	13,588
Merger expenses	26,497	-	42,556	-
Acquisition and disposition costs	529	168	1,504	555
	217,314	102,726	344,216	203,225
Earnings from operations	42,136	48,089	75,910	94,655

Interest expense	(42,151)	(29,327)	(71,192)	(57,468)
Interest and other income	2,814	1,917	5,693	6,939
Equity income from co-investments	5,629	7,282	16,155	11,493
Gain on early retirement of debt	-	1,024	-	1,024
Gain on sale of real estate and land	-	-	8,268	1,503
Income before discontinued operations	8,428	28,985	34,834	58,146
Income from discontinued operations	-	590	-	1,132
Net income	8,428	29,575	34,834	59,278
Net income attributable to noncontrolling interest	(2,125)	(3,261)	(5,251)	(6,393)
Net income attributable to controlling interest	6,303	26,314	29,583	52,885
Dividends to preferred stockholders	(1,314)	(1,368)	(2,682)	(2,736)
Net income available to common stockholders	$4,989	$24,946	$26,901	$50,149

Net income per share - basic	$0.08	$0.67	$0.54	$1.35

Shares used in income per share - basic	61,884,963	37,292,720	49,857,233	37,149,120

Net income per share - diluted	$0.08	$0.67	$0.54	$1.35

Shares used in income per share - diluted	62,059,762	37,390,987	50,087,161	37,241,968

See Company's 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Operating Results Selected Line Item Detail	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2014	2013	2014	2013

Rental and other property
Rental	$237,920	$138,746	$385,914	$274,258
Other property	18,694	10,035	29,717	19,581
Rental and other property	$256,614	$148,781	$415,631	$293,839

Property operating expenses
Real estate taxes	$30,345	$14,165	$45,684	$28,238
Administrative and insurance	17,567	11,313	31,064	22,029
Maintenance and repairs	15,740	10,397	25,961	19,748
Utilities	14,538	9,123	24,007	18,065
Property management	5,030	3,298	8,476	6,543
Property operating expenses	$83,220	$48,296	$135,192	$94,623

Interest and other income
Marketable securities and other interest income	$2,314	$1,863	$4,725	$3,487
Notes receivable	41	54	82	841
Gain from sale of marketable securities and note prepayment	459	-	886	2,611
Interest and other income	$2,814	$1,917	$5,693	$6,939

Equity income from co-investments
Equity income from co-investments	$1,061	$586	$1,043	$545
Income from preferred equity investments	3,512	3,807	6,997	7,636
Gain on sale of co-investment	-	2,366	3,211	2,366
Co-investment promote income	1,056	-	4,904	-
Income from early redemption of preferred equity investments	-	523	-	946
Equity income from co-investments	$5,629	$7,282	$16,155	$11,493

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$209	$1,547	$1,626	$3,048
DownREIT limited partners' distributions	1,211	1,169	2,355	2,344
Third-party ownership interest	705	545	1,270	1,001
Noncontrolling interest	$2,125	$3,261	$5,251	$6,393

See Company's 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Funds From Operations (Dollars in thousands, except share and per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change

Funds from operations
Net income available to common stockholders	$4,989	$24,946		$26,901	$50,149
Adjustments:
Depreciation	97,510	48,031		147,822	95,175
Gains not included in FFO, net of internal disposition costs	-	(2,366)		(10,292)	(2,366)
Depreciation add back from unconsolidated co-investments	8,314	3,777		13,074	7,619
Noncontrolling interest related to Operating Partnership units	209	1,547		1,626	3,048
Depreciation attributable to third party ownership	(332)	(327)		(661)	(654)
Funds from operations	$110,690	$75,608		$178,470	$152,971
FFO per share-diluted	$1.72	$1.91	-9.8%	$3.41	$3.88	-12.2%

Components of the change in FFO
Non-core items:
Acquisition and disposition costs	529	168		717	555
Gain on sale of marketable securities and note prepayment	(459)	-		(886)	(2,611)
Gain on sale of land	-	-		(400)	(1,503)
Utility reimbursement income accrual	(1,807)	-		(1,807)	-
Earthquake related and other	-	-		1,571	-
Loss on early retirement of debt add back from unconsolidated co-investments	-	-		197	-
Gain on early retirement of debt	-	(1,024)		-	(1,024)
Acquisition fee income	(500)	-		(500)	-
Merger expenses	26,497	-		42,556	-
Co-investment promote income	(1,056)	-		(4,904)	-
Income from early redemption of preferred equity investments	-	(523)		-	(946)
Core funds from operations	133,894	74,229		215,014	147,442
Core FFO per share-diluted	$2.08	$1.88	11.1%	$4.11	$3.74	9.7%

Changes in core items:
Same-property NOI	$8,552			$16,320
Non-same property NOI	62,550			64,667
Management and other fees, net	302			(46)
Equity income from co-investments	4,717			5,511
Interest and other income	438			479
Interest expense	(12,824)			(13,724)
General and administrative	(2,969)			(3,554)
Discontinued operations	(947)			(1,847)
Other items, net	(154)			(234)
	$59,665			$67,572

Weighted average number of shares outstanding diluted (1)	64,233,304	39,576,663		52,357,189	39,391,820

(1)	Assumes conversion of the weighted average operating partnership interests in the Operating Partnership into shares of the Company's common stock.

See Company's 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Balance Sheets (Dollars in thousands)
	June 30, 2014	December 31, 2013

Real Estate:
Land and land improvements	$2,354,585	$1,083,552
Buildings and improvements	8,517,728	4,360,205
	10,872,313	5,443,757
Less: accumulated depreciation	(1,384,726)	(1,254,886)
	9,487,587	4,188,871
Real estate under development	422,372	50,430
Co-investments	964,970	677,133
Real estate held for sale, net	107,772	-
	10,982,701	4,916,434
Cash and cash equivalents	47,538	53,766
Marketable securities	106,358	90,084
Notes and other receivables	66,522	68,255
Acquired in place lease value and other assets	145,244	58,300
Total assets	$11,348,363	$5,186,839

Mortgage notes payable	$2,250,510	$1,404,080
Unsecured debt	2,748,494	1,410,023
Lines of credit	66,975	219,421
Other liabilities	286,636	150,728
Total liabilities	5,352,615	3,184,252

Redeemable noncontrolling interest	23,566	-
Cumulative convertible preferred stock, carrying value	-	4,349

Equity:
Common stock	6	4
Cumulative redeemable preferred stock, liquidation value	73,750	73,750
Additional paid-in-capital	6,414,258	2,345,763
Distributions in excess of accumulated earnings	(575,772)	(474,426)
Accumulated other comprehensive loss	(53,794)	(60,472)
Total stockholders' equity	5,858,448	1,884,619
Noncontrolling interest	113,734	113,619
Total equity	5,972,182	1,998,238

Total liabilities and equity	$11,348,363	$5,186,839

See Company's 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - June 30, 2014
(Dollars in thousands)

					Scheduled principal payments and unamortized premiums (excludes lines of credit) are as follows:
									Weighted
	Percentage		Weighted Average						Average	Percentage
	of Total	Balance	Interest	Maturity					Interest	of Total
	Debt	Outstanding	Rate	In Years		Secured	Unsecured	Total	Rate	Debt
Mortgage Notes Payable
Fixed rate - secured	41%	$2,061,321	4.9%	5.0	2014	$-	$-	$-	-	-
Variable rate - secured (1)	4%	189,189	1.8%	18.7	2015	66,694	-	66,694	5.3%	1.3%
Total mortgage notes payable	45%	2,250,510	4.6%	6.1	2016	12,250	350,000	362,250	3.3%	7.2%
					2017	181,396	518,888	700,284	3.0%	14.0%
Unsecured Debt					2018	317,634	-	317,634	5.6%	6.4%
Bonds private - fixed rate	9%	465,000	4.5%	4.7	2019	633,433	75,000	708,433	4.3%	14.2%
Bonds public - fixed rate	38%	1,933,494	3.5%	7.5	2020	805,983	-	805,983	4.8%	16.1%
Term loan (2)	7%	350,000	2.4%	2.7	2021	47,377	524,410	571,787	4.3%	11.4%
	54%	2,748,494	3.5%	6.4	2022	-	297,462	297,462	3.8%	6.0%
Unsecured Lines of Credit					2023	-	585,733	585,733	3.7%	11.7%
Line of credit (3)	1%	60,000	1.7%		2024	-	397,000	397,000	4.0%	8.0%
Line of credit (4)	-	6,975	1.7%		Thereafter	174,168	11,576	185,744	1.7%	3.7%
Total lines of credit	1%	66,975	1.7%
					Total	$2,238,935	$2,760,069	$4,999,004	4.0%	100.0%
Total debt	100%	$5,065,979	4.0%

Capitalized interest for the three and six months ended June 30 2014 was approximately $8.3 million and $11.7 million, respectively.

(1)	Variable rate debt of $179.2 million is tax exempt to the note holders and $156.9 million is subject to interest rate protection agreements.
(2)
The unsecured term loan has a variable interest rate of LIBOR plus 1.05%.  The Company has entered into interest rate swap contracts with a notional amount totaling $300 million, which effectively converts the interest rate on $300 million of the term loan to a fixed rate of 2.4%.

(3)
The unsecured line of credit facility is $1 billion and the line matures in December 2017 with one 18-month extension, exercisable at the Company's option.  The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.95%.

(4)
The unsecured line of credit facility is $25 million and matures in January 2016.  The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.95%.

See Company's 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - June 30, 2014
(Dollars and shares in thousands, except per share amounts)

Capitalization Data			Public Bond Covenants	Actual	Requirement
Total debt		$5,065,979
			Debt to Total Assets:	40%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding		62,301
Limited partnership units (1)		2,171
Options-treasury method		204	Secured Debt to Total Assets:	18%	< 40%
Total shares of common stock and potentially dilutive securities		64,676

Common stock price per share as of June 30, 2014		$184.91
			Interest Coverage:	356%	> 150%
Market value of common stock and potentially dilutive securities		$11,959,239

Preferred stock		$73,750	Unsecured Debt Ratio (1) :	286%	> 150%

Total equity capitalization		$12,032,989
			Selected Credit Ratios	Actual
Total market capitalization		$17,098,968
Ratio of debt to total market capitalization		29.6%	Indebtedness Divided by Adjusted EBITDA (2):	7.4x

(1)	Assumes conversion of all outstanding operating partnership interests in the Operating Partnership into shares of the Company's common stock.		Unencumbered NOI to Total NOI:	63%

Credit Ratings			(1) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
Rating Agency	Rating Outlook		(2) Adjusted EBITDA is annualized current quarter NOI adjusted for non-recurring items and proforma NOI for current quarter acquisitions.
Fitch	BBB+ Stable
Moody's	Baa2 Stable
Standard & Poors	BBB Stable

See Company's 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Property Operating Results - Quarters ended June 30, 2014 and 2013
(Dollars in thousands, except per unit amounts)

	Southern California			Northern California			Seattle Metro			Other real estate assets (1)
	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change	2014	2013	2014	2013	% Change

Revenues:
Same-property revenue	$66,176	$62,808	5.4%	$54,159	$49,528	9.4%	$28,418	$26,480	7.3%	$-	$-	$148,753	$138,816	7.2%
Non-same property revenue (2)(8)	4,571	2,295		4,024	3,561		2,126	-		6,505	4,109	17,226	9,965
Legacy BRE portfolio property revenue (3)	44,096	-		30,015	-		13,838	-		2,686	-	90,635	-
Total Revenues	$114,843	$65,103		$88,198	$53,089		$44,382	$26,480		$9,191	$4,109	$256,614	$148,781

Property operating expenses:
Same-property operating expenses
Real estate taxes	$5,689	$5,496		$4,973	$4,825		$2,891	$2,539		$-	$-	$13,553	$12,860	5.4%
Administrative and insurance	5,785	5,668		3,120	3,159		1,951	1,981		-	-	10,856	10,808	0.4%
Maintenance and repairs	4,509	4,409		3,323	3,181		1,846	1,892		-	-	9,678	9,482	2.1%
Utilities	3,689	3,464		3,021	2,966		1,991	1,952		-	-	8,701	8,382	3.8%
Management fees	1,422	1,394		1,028	971		750	706		-	-	3,200	3,071	4.2%
Total same-property operating expenses	21,094	20,431	3.2%	15,465	15,102	2.4%	9,429	9,070	4.0%	-	-	45,988	44,603	3.1%
Non-same property operating expenses (2)	2,141	976		1,483	1,525		658	-		696	1,192	4,978	3,693
Legacy BRE portfolio property operating expenses (3)	16,277	-		10,027	-		4,931	-		1,019	-	32,254	-
Total property operating expenses	$39,512	$21,407		$26,975	$16,627		$15,018	$9,070		$1,715	$1,192	$83,220	$48,296

Net operating income (NOI):
Same-property NOI	$45,082	$42,377	6.4%	$38,694	$34,426	12.4%	$18,989	$17,410	9.1%	$-	$-	$102,765	$94,213	9.1%
Non-same property NOI (2)
Legacy BRE portfolio (3)	27,819	-		19,988	-		8,907	-		1,667	-	58,381	-
Redevelopment communities	1,457	1,319		-	-		-	-		-	-	1,457	1,319
Development communities - 2014 (4)	95	-		-	-		-	-		-	-	95	-
Acquired communities - 2013 (5)	878	-		2,541	2,036		598	-		-	-	4,017	2,036
Acquired communities - 2014 (6)	-	-		-	-		870	-				870	-
Other real estate assets (1)	-	-		-	-		-	-		5,809	2,917	5,809	2,917
Total non-same property NOI	30,249	1,319		22,529	2,036		10,375	-		7,476	2,917	70,629	6,272
Total NOI	$75,331	$43,696		$61,223	$36,462		$29,364	$17,410		$7,476	$2,917	$173,394	$100,485

Same-property operating margin	68%	67%		71%	70%		67%	66%				69%	68%

Annualized same-property turnover percentage	56%	55%		52%	55%		48%	57%				53%	56%

Average same-property concessions per turn (7)	$140	$90		$129	$117		$98	$72				$128	$94

Reconciliation of apartment units at end of period

Same-property apartment units	12,914			8,840			6,537			-		28,291

Consolidated apartment units	13,870	13,656		9,430	9,431		7,175	6,720				30,475	29,807
Legacy BRE portfolio (3)	8,337	-		4,339	-		2,821	-		902	-	16,399	-
Joint venture (9)	4,957	2,039		2,066	1,378		1,958	1,290		-	-	8,981	4,707
Under development	184	492		2,035	1,728		-	-		-	-	2,219	2,220
Total apartment units at end of period	27,348	16,187		17,870	12,537		11,954	8,010		902	-	58,074	36,734

Percentage of total	46%	44%		31%	34%		21%	22%		2%	-	100%	100%

Average same-property financial occupancy	96.3%	95.8%		96.0%	96.1%		96.0%	96.1%				96.1%	96.0%

(1)
Other real estate assets consists mainly of retail space, commercial properties, boat slips, two Phoenix properties acquired as part of the merger with BRE and properties sold during 2014. The operating results are classified in non-same property results.

(2)	Includes properties which subsequent to January 1, 2013 were either acquired or in a stage of development or redevelopment without stabilized operations.
(3)	Properties acquired as part of the BRE Properties merger on April 1, 2014, excluding 17 properties contributed to joint ventures.
(4)	In March 2014, the Company purchased The Avery, a pre sale development community that is in lease up.
(5)	Acquired communities during 2013 includes Fox Plaza, Bennett Lofts, Slater 116, Vox, and Domain.
(6)	Acquired communities during 2014 includes Collins on Pine and Piedmont.
(7)
Average same-property concessions per turn is the dollar amount per unit resulting from the same-property concessions divided by the product of the same property turnover percentage for the quarter times the same-property apartment units.

(8)	Other real estate asset revenues for the three months ended June 30, 2014, includes $1.8 million related to a change in accounting policy related to accrual of utility reimbursement revenue.
(9)	Includes BRE properties contributed to joint ventures.

See Company's 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Property Operating Results - Six months ended June 30, 2014 and 2013
(Dollars in thousands, except per unit amounts)

	Southern California			Northern California			Seattle Metro			Other real estate assets (1)		Total
	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change	2014	2013	2014	2013	% Change

Revenues:
Same-property revenue	$131,651	125,239	5.1%	$107,213	97,989	9.4%	$56,313	52,231	7.8%	$-	-	$295,177	$275,459	7.2%
Non-same property revenue (2)(8)	8,783	4,604		7,915	5,870		2,872	-		10,249	7,906	29,819	18,380
Legacy BRE portfolio property revenue (3)	44,096	-		30,015	-		13,838	-		2,686	-	90,635	-
Total Revenues	$184,530	$129,843		$145,143	$103,859		$73,023	$52,231		$12,935	$7,906	$415,631	$293,839

Property operating expenses:
Same-property operating expenses
Real estate taxes	$11,410	11,007		$9,963	9,643		$5,800	5,137		$-	-	$27,173	$25,787	5.4%
Administrative and insurance	11,541	11,264		6,104	6,118		3,821	3,815		-	-	21,466	21,197	1.3%
Maintenance and repairs	8,835	8,520		6,463	6,176		3,649	3,529		-	-	18,947	18,225	4.0%
Utilities	7,319	6,814		5,999	5,817		4,011	3,932		-	-	17,329	16,563	4.6%
Management fees	2,843	2,788		2,050	1,938		1,500	1,412		-	-	6,393	6,138	4.2%
Total same-property operating expenses	41,948	40,393	3.8%	30,579	29,692	3.0%	18,781	17,825	5.4%	-	-	91,308	87,910	3.9%
Non-same property operating expenses (2)(8)	3,908	2,045		2,960	2,421		902	-		3,860	2,247	11,630	6,713
Legacy BRE portfolio property operating expenses (3)	16,277	-		10,027	-		4,931	-		1,019	-	32,254	-
Total property operating expenses	$62,133	$42,438		$43,566	$32,113		$24,614	$17,825		$4,879	$2,247	$135,192	$94,623

Net operating income (NOI):
Same-property NOI	$89,703	$84,846	5.7%	$76,634	$68,297	12.2%	$37,532	$34,406	9.1%	$-	$-	$203,869	$187,549	8.7%
Non-same property NOI (2)
Legacy BRE portfolio (3)	27,819	-		19,988	-		8,907	-		1,667	-	58,381	-
Redevelopment communities	2,911	2,559		-	-		-	-		-	-	2,911	2,559
Development communities - 2014 (4)	82	-		-	-		-	-		-	-	82	-
Acquired communities - 2013 (5)	1,882	-		4,955	3,449		1,100	-		-	-	7,937	3,449
Acquired communities - 2014 (6)	-	-		-	-		870	-				870	-
Other real estate assets (1)	-	-		-	-		-	-		6,389	5,659	6,389	5,659
Total non-same property NOI	32,694	2,559		24,943	3,449		10,877	-		8,056	5,659	76,570	11,667
Total NOI	$122,397	$87,405		$101,577	$71,746		$48,409	$34,406		$8,056	$5,659	$280,439	$199,216

Same-property operating margin	68%	68%		71%	70%		67%	66%				69%	68%

Annualized same-property turnover percentage	51%	50%		49%	50%		43%	47%				48%	49%

Average same-property concessions per turn (7)	$130	116		$149	145		$111	95				$132	121

Average same-property financial occupancy	96.4%	96.2%		96.3%	96.3%		96.3%	96.3%				96.3%	96.3%

(1)
Other real estate assets consists mainly of retail space, commercial properties, boat slips, two Phoenix properties acquired as part of the merger with BRE and properties sold during 2014. The operating results are classified in non-same property results.

(2)	Includes properties which subsequent to January 1, 2013 were either acquired or in a stage of development or redevelopment without stabilized operations.
(3)	Properties acquired as part of the BRE Properties merger on April 1, 2014, excluding 17 properties contributed to joint ventures.
(4)	In March 2014, the Company purchased The Avery, a pre sale development community that is in lease up.
(5)	Acquired communities during 2013 includes Fox Plaza, Slater 116, Vox, and Domain.
(6)	Acquired communities during 2014 includes Collins on Pine and Piedmont.
(7)
Average same-property concessions per turn is the dollar amount per unit resulting from the same-property concessions divided by the product of the same property turnover percentage for the quarter times the same-property apartment units.

(8)
Other real estate asset revenues for the six months ended June 30, 2014, includes $1.8 million related to a change in accounting policy related to accrual of utility reimbursement revenue. Other real estate asset expenses for the six moths ended June 30, 2014, includes $1.6 million related to earthquake and flood damage at two communities.

See Company's 10-Q for additional disclosures

S-7.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Revenue by County - Quarters ended June 30, 2014, June 30, 2013 and March 31, 2014
(Dollars in thousands, except average property rental rates)

					Three months ended		Three months ended			Three months ended
		Average Property Rental Rates			June 30, 2014		June 30 2013			March 31, 2014
Region	Units	QTD 2014	QTD 2013	% Change	Property Revenue	Financial Occupancy	Property Revenue	Financial Occupancy	Property Revenue % Change	Property Revenue	Sequential % Change

Southern California
Los Angeles County	4,439	$1,891	$1,810	4.5%	$25,517	96.4%	$24,186	95.6%	5.5%	$25,237	1.1%
Ventura County	2,898	1,467	1,394	5.2%	13,185	96.5%	12,496	96.5%	5.5%	13,016	1.3%
Orange County	2,887	1,917	1,821	5.3%	16,582	95.8%	15,840	95.7%	4.7%	16,467	0.7%
San Diego County	2,067	1,294	1,235	4.8%	8,334	96.4%	7,870	95.5%	5.9%	8,186	1.8%
Santa Barbara County	347	1,762	1,679	4.9%	1,880	98.3%	1,775	97.3%	5.9%	1,892	-0.6%
Riverside County	276	800	801	-0.1%	678	96.1%	641	91.3%	5.8%	677	0.1%
Total same-property	12,914	1,679	1,602	4.8%	66,176	96.3%	62,808	95.8%	5.4%	65,475	1.1%
Los Angeles County	3,499	2,034			18,842		2,295
Orange County	2,899	1,680			14,631		-
San Diego County	2,895	1,785			15,194		-
Non-same property	9,293	1,846			48,667		2,295
	.
Northern California
Santa Clara County	4,279	2,136	1,960	9.0%	27,539	95.6%	25,231	95.8%	9.1%	26,992	2.0%
Contra Costa County	1,720	1,806	1,677	7.7%	9,446	95.9%	8,776	96.4%	7.6%	9,305	1.5%
Alameda County	1,542	1,806	1,619	11.6%	8,719	97.2%	7,826	97.1%	11.4%	8,504	2.5%
San Mateo County	768	2,198	2,003	9.7%	5,189	96.3%	4,799	97.4%	8.1%	5,106	1.6%
San Francisco MSA	301	2,278	2,058	10.7%	2,064	95.5%	1,774	91.7%	16.3%	1,968	4.9%
Other	230	1,712	1,596	7.3%	1,202	97.3%	1,122	97.1%	7.1%	1,179	2.0%
Total same-property	8,840	2,014	1,843	9.3%	54,159	96.0%	49,528	96.1%	9.4%	53,054	2.1%
Santa Clara County	1,229	2,505			8,458		-
Contra Costa County	550	2,125			3,355		-
Alameda County	1,295	2,225			8,417		-
San Mateo County	1,094	2,683			8,533		-
San Francisco MSA	590	2,336			4,024		3,561
Other	171	2,344			1,252		-
Non-same property	4,929	2,403			34,039		3,561

Seattle Metro
King County	6,072	1,402	1,306	7.4%	26,903	95.9%	25,146	96.2%	7.0%	26,409	1.9%
Snohomish County	465	1,012	949	6.6%	1,515	96.9%	1,334	93.1%	13.6%	1,487	1.9%
Total same-property	6,537	1,374	1,280	7.4%	28,418	96.0%	26,480	96.1%	7.3%	27,896	1.9%
King County	2,951	1,526			13,507		-
Snohomish County	508	1,549			2,457		-
Non-same property	3,459	1,529			15,964		-

Other real estate assets (1) (2)	902				9,191		4,109

Total same-property revenue	28,291	$1,713	$1,603	6.9%	$148,753	96.1%	$138,816	96.0%	7.2%	$146,425	1.6%

Total non-same property revenue	18,583	$1,845			$107,861		$9,965

(1)	Other real estate assets consists mainly of retail space, commercial properties, boat slips, and two Phoenix properties acquired as part of the merger with BRE.
(2)	Other real estate asset revenues for the three months ended June 30, 2014, includes $1.8 million related to a change in accounting policy related to accrual of utility reimbursement revenue.

See Company's 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Revenue by County - Six months ended June 30, 2014 and 2013
(Dollars in thousands, except average property rental rates)

					Six months ended		Six months ended
		Average Property Rental Rates			June 30, 2014		June 30, 2013
Region	Units	YTD 2014	YTD 2013	% Change	Property Revenue	Financial Occupancy	Property Revenue	Financial Occupancy	Property Revenue % Change

Southern California
Los Angeles County	4,439	$1,878	$1,796	4.6%	$50,755	96.5%	$48,293	96.2%	5.1%
Ventura County	2,898	1,454	1,389	4.7%	26,201	96.7%	24,941	96.7%	5.1%
Orange County	2,887	1,903	1,808	5.3%	33,049	95.8%	31,484	96.0%	5.0%
San Diego County	2,067	1,284	1,228	4.6%	16,519	96.3%	15,697	95.9%	5.2%
Santa Barbara County	347	1,756	1,674	4.9%	3,772	98.9%	3,554	97.4%	6.1%
Riverside County	276	796	800	-0.5%	1,355	95.9%	1,270	90.4%	6.7%

Total same-property	12,914	1,667	1,592	4.7%	131,651	96.4%	125,239	96.2%	5.1%

Los Angeles County	3,499	2,098			21,228		4,604
Orange County	2,899	1,680			14,630		-
San Diego County	2,895	1,788			17,021		-
Non-same property	9,293	1,871			52,879		4,604

Northern California
Santa Clara County	4,279	2,106	1,934	8.9%	54,531	96.1%	49,941	96.2%	9.2%
Contra Costa County	1,720	1,789	1,662	7.6%	18,750	96.1%	17,395	96.4%	7.8%
Alameda County	1,542	1,782	1,600	11.4%	17,223	97.2%	15,470	97.1%	11.3%
San Mateo County	768	2,172	1,982	9.6%	10,295	96.5%	9,454	97.3%	8.9%
San Francisco MSA	301	2,257	2,026	11.4%	4,033	94.5%	3,515	91.9%	14.7%
Other	230	1,698	1,584	7.2%	2,381	96.8%	2,214	96.5%	7.5%

Total same-property	8,840	1,988	1,821	9.2%	107,213	96.3%	97,989	96.3%	9.4%

Santa Clara County	1,229	2,505			8,458		-
Contra Costa County	550	2,125			3,355		-
Alameda County	1,295	2,225			8,417		-
San Mateo County	1,094	2,683			8,533		-
San Francisco MSA	590	2,304			7,915		5,870
Other	171	2,344			1,252		-
Non-same property	4,929	2,399			37,930		5,870

Seattle Metro
King County	6,072	1,386	1,289	7.5%	53,311	96.2%	49,549	96.4%	7.6%
Snohomish County	465	1,001	934	7.2%	3,002	97.3%	2,682	94.9%	11.9%
Total same-property	6,537	1,358	1,264	7.4%	56,313	96.3%	52,231	96.3%	7.8%
King County	2,951	1,526			14,252		-
Snohomish County	508	1,549			2,458		-
Non-same property	3,459	1,529			16,710		-

Other real estate assets (1) (2)	902				12,935		7,906

Total same-property revenue	28,291	$1,696	$1,588	6.8%	$295,177	96.3%	$275,459	96.3%	7.2%

Total non-same property revenue	18,583	$1,544			$120,454		$18,380

(1)	Other real estate assets consists mainly of retail space, commercial properties, boat slips, and two Phoenix properties acquired as part of the merger with BRE.
(2)	Other real estate asset revenues for the three months ended June 30, 2014, includes $1.8 million related to a change in accounting policy related to accrual of utility reimbursement revenue.

See Company's 10-Q for additional disclosures
S-8.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - June 30, 2014
(Dollars in millions, except per unit amounts in thousands)

		Ownership %	Estimated Units	Estimated Retail sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Share of Estimated Total Cost		Apartment Cost per Unit	Construction Start	Initial Occupancy	Stabilized Operations
Development Projects - Consolidated (2) (3)
Project Name	Location
MB 360 (4) (5)	San Francisco, CA	100%	360	11,500	195	80	275	275	(1)	744
Radius	Redwood City, CA	100%	264	-	151	20	171	171		649	Q2 2012	Q3 2014	Q1 2015
Total Development Projects - Consolidated			624	11,500	346	100	446	446		715

Land Held for Future Development - Consolidated
Project Name	Location
Other Projects	various	100%	-	-	76	-	76	76
Total Development Pipeline - Consolidated			624	11,500	422	100	522	522

Development Projects/Land Held for Future Development - Joint Venture (2) (3)
Project Name	Location
Epic - Phase III	San Jose, CA	55%	200	-	44	52	96	53		480	Q3 2013	Q3 2015	Q1 2016
The Dylan	West Hollywood, CA	50%	184	12,750	75	-	75	38	(1)	363	Q4 2011	Q3 2014	Q4 2014
Mosso I	San Francisco, CA	55%	181	5,030	86	15	101	56	(1)	538	Q2 2012	Q2 2014	Q1 2015
Mosso II	San Francisco, CA	55%	282	4,270	134	16	150	82	(1)	525	Q2 2012	Q3 2014	Q2 2015
Park 20	San Mateo, CA	55%	197	-	60	16	76	42		386	Q3 2012	Q4 2014	Q1 2015
One South Market	San Jose, CA	55%	312	6,000	63	82	145	80	(1)	458	Q2 2013	Q3 2015	Q2 2016
The Village	Walnut Creek, CA	50%	49	35,000	50	31	81	41	(1)	769	Q3 2013	Q3 2015	Q4 2015
Emme	Emeryville, CA	55%	190	-	46	16	62	34		326	Q3 2012	Q4 2014	Q1 2015
Total Development Projects - Joint Venture			1,595	63,050	558	228	786	426		$449

Grand Total - Development Pipeline			2,219	74,550	$980	$328	$1,308	948
Essex Cost Incurred to Date								(722)
Essex Remaining Commitment								$226

(1)	Excludes the estimated allocation to retail square feet.
(2)	The company incurred $8.0 million of capitalized interest, $1.8M of capitalized overhead and $1.3M of co-investment development fees related to development in Q2 2014.
(3)
Epic Phase II, Avery and the Huxley were completed during Q2 2014 and transferred from development to land and building.  The total cost of such transfers was approximately $210M.  Solstice and Wilshire La Brea, development properties acquired as part of the BRE transaction, were completed during Q2 2014 and transferred from development to land and building.  The total cost of such transfers was approximately $437M.

(4)	The cost incurred to date includes $45M of expected insurance proceeds related to the fire.

(5)
	Construction Start	Initial Occupancy	Stabilized Operations
MB Phase I	Q2 2012	Q4 2014	Q2 2015
MB Phase II	Q3 2014	Q3 2015	Q1 2016

See Company's 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Redevelopment Pipeline and Capital Expenditures - June 30, 2014
(Dollars in thousands, except per unit amounts)

		Total	Estimated	Estimated		NOI
		Incurred	Remaining	Total	Project	For the six months ended
Region/Project Name	Units	To Date	Cost	Cost	Start Date	2014	2013

Same-property - Redevelopment Projects (1) (2) (3)
Southern California
Hamptons	215	$120	$19,361	$19,481	Q1 2014
Monterras	292	2,209	24,174	26,383	Q1 2014
Total Same-Property - Redevelopment Projects	507	$2,329	$43,535	$45,864		$3,721	$3,581

Same-Property Redevelopment Vacancy Loss						$1,269	$1,309

Non-same property - Redevelopment Projects
Southern California
Bunker Hill Towers, Los Angeles	456	5,353	70,791	76,144	Q3 2013
Total Non-Same Property - Redevelopment Projects	456	$5,353	$70,791	$76,144		$2,959	$2,560

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property operations.
(2)
The Company incurred $0.8 million of vacancy loss for the same-property portfolio, and $1.0 million  of vacancy loss for the total portfolio during the three months ended June 30, 2014. The Company completed the redevelopment of interiors totaling 437 units for the same-property portfolio and 693 units for the total portfolio, during the three months ended June 30, 2014.

(3)	The company incurred $0.4 million of capitalized interest, $1.8M of capitalized overhead and $0.1M of co-investment redevelopment fees related to redevelopment in Q2 2014.

Non-revenue Generating Capital Expenditures	Q2 2014	Q1 2014	Q4 2013	Q3 2013

Non-revenue generating capital expenditures	$10,623	$4,416	$5,153	$9,536
Average apartment units in quarter	34,158	29,886	29,833	29,646
Capital expenditures per apartment unit in the quarter	$311	$148	$173	$322
Capital expenditures per apartment unit-trailing four quarters	$870	$918	$906	$1,235

See Company's 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments - June 30, 2014	Essex		Total		Essex	Weighted	Remaining	For the Quarter		For the Six Months Ended
(Dollars in thousands)	Ownership		Undepreciated	Debt	Book	Average	Term of	Ended June 30,		Ended June 30,
	Percentage	Units	Book Value	Amount	Value	Borrowing Rate	Debt/(in Years)	2014	2013	2014	2013

Operating Non-consolidated Joint Ventures								Net Operating Income

Essex Apartment Value Fund II, L.P. (Fund II) (1)	28.2%	96	$14,428	$6,261	$2,484	5.6%	0.4	$312	$4,042	$617	$8,067
Wesco I, LLC (2)	50.0%	2,713	676,638	367,241	136,100	4.0%	9.0	9,185	8,363	18,124	16,455
Wesco III, LLC (2)	50.0%	993	228,369	119,830	54,059	3.2%	6.4	2,911	801	4,880	1,430
Wesco IV, LLC (2)	50.0%	1,116	297,683	148,000	97,840	3.2%	6.7	3,757	-	3,813	-
BEXAEW, LLC (2)	50.0%	2,723	516,105	295,000	94,958	3.2%	6.7	6,922	-	7,030	-
CPPIB (3)	55.0%	878	253,544	-	168,447	-	-	3,175	-	5,027	-
Other (4)	50.0%	462	135,680	105,535	23,146	2.0%	6.2	1,403	920	2,519	1,305
Total Operating Non-consolidated Joint Ventures		8,981	$2,122,447	$1,041,867	577,034	3.4%	7.4	$27,665	$14,126	$42,010	$27,257

								Essex Portion of NOI and Expenses
NOI								$13,923	$6,182	$21,122	$11,870
Depreciation								(8,314)	(3,777)	(13,074)	(7,619)
Interest expense and other								(4,548)	(1,804)	(7,005)	(3,691)
Gain and promote income								1,056	2,366	8,115	2,366
Net income from operating co-investments								$2,117	$2,967	$9,158	$2,926

Development Joint Ventures (5) (6)	50/55%	1,595	$558,240	$59,900	243,127	1.5%	32.4	$-	$(15)	$-	$(15)

						Weighted	Weighted
						Average	Average
						Preferred	Expected
						Return	Term	Income from Preferred Equity Investments

Preferred Equity Investments					144,809	10.2%	3.6	$3,512	$4,330	$6,997	$8,582

Total Co-investments					$964,970			$5,629	$7,282	$16,155	$11,493

(1)
The Company has a 28.2% interest as a general partner and limited partner in Fund II, and may earn promote income if Fund II exceeds certain financial return benchmarks.  As of Q2 2014, 13 of the 14 properties in Fund II were sold.  The remaining property is expected to be sold in 2014.

(2)	The Company has a 50% interest in Wesco I, III, IV, BEXAEW and the Company may earn promote income if the co-investment exceeds certain financial benchmarks.
(3)	The Company has a 55% interest in CPPIB, and the Company may earn promote income if the co-investment exceeds certain financial benchmarks.
(4)	The Company has a 50% interest in other various joint ventures, and the Company may earn promote income if the co-investment exceeds certain financial benchmarks.
(5)	The Company has interests in eight development co-investments, which are detailed on S-9.
(6)	The Dylan has a $59.9 million long-term tax-exempt bond debt that is subject to a total return swap that will mature in 2016.

See Company's 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Consolidated Co-Investments and Noncontrolling Interest - June 30, 2014
(Dollars in thousands)

The Company enters into co-investment transactions with third party developers, owners and investors of apartment communities.  In accordance with GAAP, the Company consolidates certain of these co-investment transactions, resulting in noncontrolling interests corresponding to the ownership interest of the third-party developer, owner or investor.

The following table summarizes the consolidated co-investments and noncontrolling interest:

					Operations for the six months ended
	Balance as of June 30, 2014				June 30, 2014
	Investment in	Related	Noncontrolling	DownREIT		Operating
	Real Estate	Debt	Interest	Units Outstanding (1)	Revenue	Expenses	NOI

Noncontrolling Interest - DownREIT:
Barkley Apartments	$8,170	$16,402	$1,696	74,248	$1,373	$477	$896
Avery (2)	36,558	10,000	2,568	58,884	402	319	83
Brookside Oaks	31,526	19,483	2,183	78,903	2,083	402	1,681
Capri at Sunny Hills	15,782	-	2,945	158,665	1,319	356	963
Hidden Valley (3)	36,343	30,040	6,089	62,647	2,863	882	1,981
Highridge Apartments	29,459	44,807	2,746	262,505	3,528	752	2,776
Montejo Apartments	7,684	12,938	1,216	29,319	978	261	717
The Elliot at Mukilteo	15,102	10,750	1,212	100,713	1,888	660	1,228
Magnolia Square	36,771	17,958	6,101	54,938	2,039	519	1,520
Fairhaven Apartments	12,296	16,791	2,951	67,728	1,386	378	1,008
Valley Park Apartments	13,042	21,966	30	2,156	1,579	565	1,014
Villa Angelina Apartments	18,935	26,779	1,593	43,552	2,129	513	1,616

	$261,668	$227,914	31,330	994,258	$21,567	$6,084	$15,483

Other Components of Noncontrolling Interest:
Hillsdale Garden Apartments (4)	$106,027		21,645		$9,278	$2,831	$6,447
Operating Partnership Units and Other			60,759
Total Noncontrolling Interest			$113,734

(1)	Generally, DownREIT units are redeemed for cash at a value equal to Essex's common stock.
(2)
Avery was acquired on March 28, 2014 as the replacement property for Brentwood which completed a 1031 exchange transaction. Attributable to the 1031 exchange, the partnership underlying the noncontrolling interest remains in place. The Avery is in lease-up.

(3)	The DownREIT has a 75% interest in this community and a joint venture partner has a 25% interest.
(4)	The Company has an 81.5% interest in this community and the joint venture partner has an 18.5% interest.

See Company's 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2014 FFO Guidance Range
Q2 2014 Earnings Results Supplement

($'s in thousands, except share and per share data)	YTD	2014 Revised Guidance Range
	Actuals	Low End	High End	Changes from Q1 '14 Guidance
Net Operating Income ("NOI")
Total NOI from consolidated communities	$280,203	$636,700	641,700	Increased same-property revenue growth to a range of 6.4% to 6.8% and NOI range to 7.7% to 8.4%. Updated to reflect acquisitions occurring subsequent to quarter end.

Management Fees	3,995	8,100	8,700	Excludes dev. and redev. fees which are now an offset to G&A.

Interest Expense
Interest expense, before capitalized interest	(82,856)	(187,400)	(185,400)	Interest expense dependent on timing of capital markets activities.
Projected interest capitalized	11,664	20,300	21,700
Net interest expense	(71,192)	(167,100)	(163,700)

Recurring Income and Expenses
Interest and other income	4,807	9,600	10,000
FFO from co-investments	21,311	51,700	53,100	Updated to reflect investment made through July.
General and administrative expense	(17,142)	(36,600)	(38,000)	Reduced G&A by dev. and redev. fees from co-investments which were previously recorded as mgmt fee revenues.
Preferred dividends and non-controlling interest	(6,968)	(14,000)	(14,000)
	2,008	10,701	11,101

Non-Core Income and Expenses
Promote income from co-investment	4,904	6,000	7,000
Gains on sales of marketable securities, land, note prepayment	1,286	1,286	1,286
Earthquake related and other	(1,571)	(1,571)	(1,571)
Loss on early retirement of debt	(197)	(197)	(197)
Merger and integration expenses	(42,556)	(73,000)	(67,000)
Utility reimbursement income accrual and acquisition fee	2,307	2,307	2,307
Acquisition costs	(717)	(1,100)	(1,600)
	(36,544)	(66,275)	(59,775)

Funds from Operations	$178,470	422,126	438,026

Funds from Operations per diluted Share	$3.41	7.18	7.45

% Change - Funds from Operations	-55.1%	-5.4%	-1.9%

Funds from Operations excluding non-core items	$215,014	488,401	497,801

Core Funds from Operations per diluted Share	$4.11	8.31	8.47

% Change - Core Funds from Operations	-46.0%	9.3%	11.4%

Weighted average shares outstanding	52,357	58,800	58,800

See Company's 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Six months ended June 30, 2014 and Q3 2014 to date
(Dollars in thousands)

Acquisitions			Essex
			Ownership			Purchase	Price per	Average
Property Name	Location	Units	Percentage	Entity	Date	Price	Unit	Rent

The Avery	Los Angeles, CA	121	100%	EPLP	Mar-14	35,000	289	2,386
Q1 2014 Total		121				$35,000	$289

Piedmont	Bellevue, WA	396	100%	EPLP	May-14	76,750	194	1,386
Collins on Pine	Seattle, WA	76	100%	EPLP	May-14	29,200	384	1,884
Q2 2014 Total		472				$105,950	$224

Paragon	Fremont, CA	301	100%	EPLP	Jul-14	111,000	369	2,090
Q3 2014 to date		301				$111,000	$369

Dispositions			Essex
			Ownership			Sales	Price per
		Units	Percentage	Entity	Date	Price	Unit

Vista Capri		106	100.0%	EPLP	Jan-14	14,350	135
Davey Glen		69	28.2%	Fund II	Mar-14	23,750	344
Q1 2014 Total		175				$38,100	$218

Pinnacle at Queen's Creek		252	35.0%	EPLP	Jun-14	33,300	132
Q2 2014 Total		252				$33,300	$132

BRE Properties Contributed to Joint Ventures as of April 1, 2014			Essex
			Ownership
Location		Units	Percentage	Entity	MSA	Purchase Price

Regency at Palm Court	Los Angeles, CA	116	50.0%	Wesco III	Los Angeles
The Summit	Chino Hills, CA	125	50.0%	Wesco III	Los Angeles
Windsor Court	Los Angeles, CA	95	50.0%	Wesco III	Los Angeles
Wesco III Total		336
Bridgeport Coast	Santa Clarita, CA	188	50.0%	Wesco IV	Los Angeles
City Centre	Hayward, CA	192	50.0%	Wesco IV	San Francisco
Fairways at Westridge	Valencia, CA	234	50.0%	Wesco IV	Los Angeles
Verandas	Union City, CA	282	50.0%	Wesco IV	San Francisco
Vistas of West Hills	Valencia, CA	220	50.0%	Wesco IV	Los Angeles
Wesco IV Total		1,116
Ballinger Commons	Seattle, WA	485	50.0%	AEW	Seattle
Bothell Ridge	Bothell, WA	214	50.0%	AEW	Seattle
Canyon Creek	Northridge, CA	200	50.0%	AEW	Los Angeles
City Walk	Seattle, WA	102	50.0%	AEW	Seattle
Enclave at Town Square	Chino Hills, CA	124	50.0%	AEW	Los Angeles
Esplanade	San Diego, CA	616	50.0%	AEW	San Diego
Parkside Court	Santa Ana, CA	210	50.0%	AEW	Orange County
The Havens	Fountain Valley, CA	440	50.0%	AEW	Orange County
The Heights	Chino Hills, CA	332	50.0%	AEW	Los Angeles
AEW Total		2,723
Total Joint Ventures		4,175				$ 888,000

See Company's 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C
2014 MSA Level Forecasts: Supply, Jobs and Apartment Market Conditions

	Residential Supply (1)					Job Forecast (2)		Market Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est.New Jobs Dec- Dec	% Growth	Estimated Rent Growth

Los Angeles	9,000	4,100	13,100	0.6%	0.4%	87,000	2.2%	5.3%
Ventura	650	400	1,050	1.0%	0.4%	5,100	1.8%	4.3%
Orange	3,550	3,600	7,150	0.9%	0.7%	29,000	2.0%	4.6%
San Diego	4,000	2,700	6,700	0.9%	0.6%	29,000	2.3%	4.4%
So. Cal.	17,200	10,800	28,000	0.8%	0.5%	150,100	2.1%	4.8%

San Francisco	4,500	600	5,100	1.2%	0.7%	32,650	3.1%	8.0%
Oakland	2,000	3,100	5,100	0.6%	0.5%	20,850	2.1%	8.1%
San Jose	4,300	1,800	6,100	1.7%	0.9%	33,300	3.5%	7.9%
No. Cal.	10,800	5,500	16,300	1.3%	0.7%	86,800	3.0%	8.0%

Seattle (2a)	8,500	6,500	15,000	1.9%	1.3%	42,600	2.8%	5.6%

Weighted Average (4)	36,500	22,800	59,300	1.2%	0.7%	279,500	2.6%	6.2%

All data are based on Essex Property Trust, Inc. forecasts.

U.S. Economic Assumptions: 2014 G.D.P. Growth:  2.8% , 2014 Job Growth: 1.8%

(1) New Residential Supply:  MF reflects Company's internal estimate of actual multifamily deliveries; SF is based on 12 month single family trailing permits reported by the US Census Bureau.

(2) Job Forecast: refers to the difference between total non-farm industry employment (not seasonally adjusted) projected through Dec 2014 over estimated Dec 2013, expressed as total new jobs and growth rates.

(2a) Seattle Job Forecast: Includes Microsoft layoffs announced July 2014, of which 1,500 loss of jobs is anticipated to impact Seattle.

(3) Market Forecast: the estimated rent growth represents the forecasted change in effective market rents for Q4 2014 vs Q4 2013 (excludes submarkets not targeted by Essex).

(4) Weighted Average: markets weighted by economic rent in the Company's portfolio.

See Company's 10-Q for additional disclosures